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                                                                    Exhibit 99.1

                     NPC
                     Consultants in Transaction Technology


FOR INFORMATION CONTACT:

                   Jim Cate                       Thomas A. Richlovsky
Press Release      Executive Vice President       Senior Vice President
                   Chief Financial Officer        Investor Relations
                   (502)326-7050                  (216)575-2126

                             For Immediate Release

               NATIONAL PROCESSING REPORTS FIRST QUARTER RESULTS

     LOUISVILLE, Kentucky-April 15, 1999-National Processing, Inc. (NYSE:NAP) today reported a net loss of $68,185,000 or $1.35 per share for the three months ended March 31, 1999. Included in first quarter results were pre-tax restructuring charges of $2,234,000, for the closure and relocation of certain processing facilities and an estimated impairment loss of $73,932,000 to provide for the sale, liquidation or disposal of the Freight Payables, Payables Outsourcing, Remittance, and Merchant Check Services business lines. Absent the aforementioned charges, net income increased 16% for the first quarter and was $5,674,000 or $.11 per share, compared to $4,908,000 or $.10 per share for the corresponding period of 1998. Revenues were $124,463,000, up 10% from $113,649,000 in 1998's first quarter.

     The first quarter results reflect significant year-over-year gains in revenues (up 15%) and net income (up 50%) for the Company's combined core units. Those units include Merchant Card Services, Travel Services, and Outsourcing Services. Revenues for these units for the first quarter of 1999 were $83,882,000 and net income totaled $6,185,000.

     The business lines being held for sale, liquidation, or disposal had revenues and net income (loss) of $40,581,000 and ($511,000), respectively, in the first quarter of 1999, compared to $41,105,000 and $780,000, respectively, in the first quarter of 1998.

     National Processing is a leading provider of transaction processing services and customized processing solutions. Approximately 88 percent of the company is owned by National City Corporation (NYSE:NCC).

                             (more)


                       One Oxmoor Place
                       101 Bullitt Lane, Suite 450       Telephone 502.326.7000
                       Louisville, KY 40222              Facsimile 502.326.7100


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                           NATIONAL PROCESSING, INC.
                               FINANCIAL SUMMARY
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                            Percent
THREE MONTHS ENDED MARCH 31:                          1999         1998     Change
                                                      ----         ----     -------

Revenues                                            $124,463       $113,649    10%
Operating expenses                                    60,497         52,432    15
Wages and other personnel expenses                    31,096         32,023    (3)
General and administrative expenses                   16,807         14,701    14
Restructuring charges                                  2,234              -     -
Impairment loss and related expenses                  73,932              -     -
Depreciation and amortization                          7,086          6,250    13
                                                    --------       --------

OPERATING (LOSS) PROFIT                              (67,189)         8,243     -

Net interest income                                       18            341   (95)
                                                    --------       --------
(Loss) income before income taxes                    (67,171)         8,584     -
Provision for income taxes                             1,014          3,676   (72)
                                                    --------       --------

NET (LOSS) INCOME                                   ($68,185)      $  4,908     -
                                                    ========       ========     -

NET (LOSS) INCOME PER SHARE--DILUTED                  ($1.35)         $0.10     -
                                                    ========       ========

Shares used in computation                            50,645         50,833     -



EXCLUDING RESTRUCTURING CHARGES AND IMPAIRMENT LOSS:
       Pre-Tax Earnings                             $  8,995       $  8,584     5%
       Taxes                                           3,321          3,676   (10)
                                                    --------       --------
          Net Income                                   5,674          4,908    16
                                                    ========       ========

          Per Share                                    $0.11          $0.10    16
                                                    ========       ========

RESTRUCTURING CHARGES AND IMPAIRMENT LOSS:
          Pre-Tax (Loss)                             (76,166)             -     -
          Tax (Benefit)                               (2,307)             -     -
                                                    --------
              After-Tax (Loss)                       (73,859)             -     -
                                                    ========

              Per Share                               ($1.46)             -     -
                                                    ========

TOTAL:
          Pre-Tax(Loss) Earnings                     (67,171)         8,584     -
          Taxes                                        1,014          3,676   (72)
                                                    --------       --------
              Net (Loss) Income                      (68,185)         4,908     -
                                                    ========       ========     -

              Per Share                               ($1.35)         $0.10     -
                                                    ========       ========

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